2015 Q3 Supplemental Information ®

Introduction Management & Investor Contacts 3 Company Overview 4 Capitalization Analysis & Research Coverage 5 2015 Guidance 6 Select Performance Information 7 Financial Information Consolidated Balance Sheet 8 Consolidated Statements of Operations 9 10 Net Operating Income 11 Debt Overview 12 Debt Covenant Compliance 13 Debt Maturities 14 Operational & Portfolio Information Property Overview 15 Market Summary 16 Top 20 Tenants & Tenant Industry Profile 17 Lease Expiration Schedule 18 Lease Expiration by Market 19 Leasing Summary 20 Occupancy Summary 21 Occupancy by Market 22 Capital Expenditure Summary 23 Transaction Activity 24 Additional Information / Reconciliations / Definitions 25 Net Operating Income and Same Store Net Operating Income - Cash Basis (Reconciliation to Net Income) 26 Net Operating Income and Same Store Net Operating Income - GAAP Basis (Reconciliation to Net Income) 27 Definitions 28 Forward Looking Statements: Supplemental Information - Q3 2015 2 Columbia Property Trust, Inc. Table of Contents This supplemental package contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, including our 2015 guidance, which speak only as of the date this supplemental package is published, and which are subject to certain risks and uncertainties which could cause actual results to differ materially from those projected or anticipated. These risks and uncertainties include, without limitation: general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases, dependence on tenants’ financial condition, and competition from other owners and operators of real estate); adverse economic or real estate developments in the company’s target markets; risks associated with the availability and terms of financing, the use of debt to fund acquisitions, and the ability to refinance indebtedness as it comes due; reductions in asset valuations and related impairment charges; risks associated with downturns in foreign, domestic and local economies, changes in interest rates; potential liability for uninsured losses and environmental contamination; risks associated with the company’s potential failure to qualify as a REIT under the Internal Revenue Code of 1986, as amended, and possible adverse changes in tax and environmental laws; and risks associated with the company’s dependence on key personnel whose continued service is not guaranteed. We do not intend to publicly update or revise any forward- looking statements, whether as a result of new information, future events, or otherwise. For additional risks and uncertainties that would cause actual results to differ materially from those presented in our forward-looking statements see our Annual Report on Form 10-K for the year ended December 31, 2014 and subsequently filed periodic reports. On the Cover: Left - Market Square in Washington, D.C.; Middle - 650 California Street in San Francisco, CA; Right - 229 West 43rd Street in New York, NY. Normalized Funds From Operations - NFFO Adjusted Funds From Operations - AFFO (Reconciliation to Net Income)

Columbia Property Trust, Inc.
Management & Investor Contacts

Corporate

One Glenlake Parkway, Suite 1200
Atlanta, Georgia 30328
404-465-2200
www.columbiapropertytrust.com

Executive and Senior Management

E. Nelson Mills
Chief Executive Officer,
President and Director

James A. Fleming
Executive Vice President
Chief Financial Officer

Drew Cunningham
Senior Vice President
Real Estate Operations

David Dowdney
Senior Vice President
Western Region

Wendy Gill
Senior Vice President
Corporate Operations and
Chief Accounting Officer

Kevin Hoover
Senior Vice President
Real Estate Transactions

Board of Directors

Charles R. Brown
Independent Director

Richard W. Carpenter
Independent Director

John L. Dixon
Independent Director
Chairman

Murray J. McCabe
Independent Director

E. Nelson Mills
Chief Executive Officer
President

Michael S. Robb
Independent Director

George W. Sands
Independent Director

Thomas G. Wattles
Independent Director

Corporate Counsel

King & Spalding LLP
1180 Peachtree Street
Atlanta, GA 30309
T 404-572-4600
www.kslaw.com

Investor Relations

James A. Fleming
Executive Vice President & Chief Financial Officer
T 404-465-2126
E Jim.Fleming@columbiapropertytrust.com

Tripp Sullivan
SCR Partners, LLC
T 615-760-1104
E TSullivan@SCR-ir.com

Shareholder Services

T 855-347-0042 (toll free)
F 816-701-7629
E shareholders@columbiapropertytrust.com

Supplemental Information - Q3 2015 3

Unaudited As of Period End 9/30/2015 Select Portfolio Statistics Number of Properties / Buildings 29 / 41 Office Rentable Square Footage (in thousands) 13,937 Percent Leased 93.3% Commenced Occupancy 91.7% Average Economic Occupancy (1) 88.6% Percentage of Properties Multi-Tenant / Single (2) 79% / 21% Office Percentage of Portfolio (3) 98% Numbers of Markets / States (4) 15 / 13 Percentage of Portfolio Central Business District / Suburban (2) 68% / 32% Weighted Average Lease Term Remaining (2) 5.9 Years Balance Sheet ($ in thousands) Gross Real Estate Assets (5) 5,737,688 Gross Real Estate Assets - Unencumbered (5) (6) 4,402,767 Total Gross Debt (7) 2,259,387 Percentage of Gross Real Estate Assets - Unencumbered / Gross Real Estate Assets 76.7% Total Gross Debt / Gross Real Estate Assets 39.4% Rating / Outlook Standard & Poor's BBB / Stable Moody's Baa2 / Stable Number of Employees 97 (1) Total square feet of leases that have commenced and the tenant is paying rent divided by total rentable square feet. Monthly average for the current quarter. (2) Based on Annualized Lease Revenue (ALR). (3) Based on square feet. (4) Includes Washington, D.C. 4 Columbia Property Trust, Inc. Company Overview Supplemental Information - Q3 2015 (6) Unencumbered assets are those not subject to mortgage debt. (5) Gross Real Estate Assets includes (i) land, (ii) building and improvements, (iii) intangible lease assets, (iv) construction in progress, and (v) intangible lease origination costs, less (vi) intangible lease liabilities. Columbia Property Trust (NYSE: CXP) owns and operates Class-A office buildings in competitive, primarily CBD locations, and over half our investments are in high-barrier-to-entry, primary markets. As of September 30, 2015, our $5+ billion portfolio included 28 office properties containing 13.9 million square feet and one hotel, concentrated in San Francisco, New York, and Washington, D.C. For more information about Columbia, which carries an investment-grade rating from both Moody's and Standard & Poor's, please visit our website at www.columbiapropertytrust.com. This data supplements the information provided in our reports filed with the Securities and Exchange Commission and should be reviewed in conjunction with such filings. (7) Total Gross Debt includes (i) line of credit and notes payable, and (ii) bonds payable.

Columbia Property Trust, Inc.

Capitalization Analysis & Research Coverage

Unaudited ($ & shares in thousands except for per-share data and percentages)

	Three Months Ended				
	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014
Common Stock Data					
Weighted-Average Shares Outstanding - Basic	124,359	124,925	124,903	124,868	124,863
Weighted-Average Shares Outstanding - Diluted	124,460	125,017	124,935	124,944	124,938
High Closing Price	25.30	27.45	27.67	25.79	26.09
Low Closing Price	21.16	24.55	24.08	23.80	23.85
Average Closing Price	23.46	26.40	25.59	25.15	25.37
Closing Price (as of period end)	23.20	24.55	27.02	25.35	23.87
Dividends / Share (annualized)	1.20	1.20	1.20	1.20	1.20
Dividend Yield (annualized) (1)	5.2%	4.9%	4.4%	4.7%	5.0%
Common Shares Outstanding (1)	124,510	125,076	125,077	124,973	124,969
Market Value of Common Shares (1)	2,888,632	3,070,616	3,379,581	3,168,066	2,983,010
Total Market Capitalization (1) (2)	5,148,019	5,209,312	5,514,596	4,848,950	4,823,834

Equity Research Coverage

Evercore ISI
Sheila McGrath
212-497-0882

Goldman Sachs & Co.
Brad Burke
917-343-2082

JMP Securities
Mitch Germain
212-906-3546

Morgan Stanley
Vance Edelson
212-761-4000

Oppenheimer & Co
Steve Manaker
212-667-5950

Wunderlich Securities, Inc.
Craig Kucera
540-277-3366

BMO Capital Markets Inc.
John P. Kim
212-885-4115

Debt Research Coverage

J.P. Morgan Securities
Mark Streeter
212-834-5086

Rating Agencies

Moody's Investor Services
Lori Marks
212-553-1098

Standard & Poor's
Fernanda Hernandez
212-438-1347

(1) Based on closing price and ending shares for the last trading day of quarter.
(2) Market value of shares plus gross debt as of quarter end.

Supplemental Information - Q3 2015 5

Unaudited Per share Low High Net Income 0.30$ 0.32$ Real Estate Depreciation & Amortization 1.76 1.76 Gain on Sale of Real Estate Assets (0.16) (0.16) Funds From Operations 1.90$ 1.92$ Acquisition Costs 0.03 0.03 Interest Rate Swap Settlement Expense 0.01 0.01 Loss on Early Extinguishment of Debt 0.02 0.02 Normalized Funds From Operations 1.96$ 1.98$ 2015 Portfolio Assumptions l Leased percentage at year end: l GAAP Straight Line Rental Income: l General & Administrative: (1) l 2 2015 Other Assumptions l Weighted-average common shares outstanding - diluted: 125MM (excludes impact of future share repurchases) (1) Excludes any unusual or one-time items. Supplemental Information - Q3 2015 6 Columbia Property Trust, Inc. 2015 Guidance Twelve Months Ended 12/31/2015 Investor Conference Call and Webcast: The Company will host a conference call and live audio webcast, both open for the general public to hear, on Friday, October 30, 2015, at 10:00 a.m. ET to discuss financial results, business highlights and provide a Company update. The number to call for this interactive teleconference is (412) 542-4180. A replay of the conference call will be available through November 6, 2015, by dialing (877) 344-7529 and entering the confirmation number, 10072758. NOTE: These estimates reflect management's view of current market conditions and incorporate certain economic and operational assumptions and projections. This annual guidance includes the continued repositioning of the portfolio based on the above assumptions. Actual results could differ from these estimates. Note that individual quarters may fluctuate on both a cash basis and a GAAP basis due to the timing of dispositions, lease commencements and expirations, the timing of repairs and maintenance, capital expenditures, capital markets activities and one-time revenue or expense events. In addition, the Company's guidance is based on information available to management as of the date of this release. 92% to 94% $14MM to $17MM $30MM to $31MM This guidance assumes no additional acquisitions during the year, and assumes that any additional disposition activity in 2015 will occur late in the year.

Columbia Property Trust, Inc.

Select Performance Information

Unaudited ($ in thousands except for square feet, per-share data, percentages and ratios)

	Three Months Ended				
	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014
Operating Information					
Percent Leased (as of period end) (page 21)	93.3%	92.1%	92.3%	93.3%	93.5%
New Leases - Square Feet (page 20)	120,446	60,508	190,099	134,072	78,043
Renewal Leases - Square Feet (page 20)	18,560	104,705	40,050	189,393	44,986
Cash NOI (page 11)	77,212	87,068	85,001	80,940	86,125
Adjusted EBITDA (page 26)	78,581	87,313	84,769	79,444	81,984
Net Income (page 9)	20,143	8,709	5,598	56,226	24,988
Net Income per Share - Basic & Diluted	0.16	0.07	0.04	0.45	0.20
Normalized FFO (page 10)	58,132	66,260	65,296	61,360	64,102
Normalized FFO per Share - Basic & Diluted	0.47	0.53	0.52	0.49	0.51
AFFO (page 10)	43,682	45,836	46,238	35,108	49,400
AFFO per Share - Basic & Diluted	0.35	0.37	0.37	0.28	0.40
Rental Income (page 9)	107,011	112,916	112,809	105,215	104,938
Total Revenues (page 9)	137,719	148,124	147,543	137,891	136,981
Straight Line Rent (page 10)	4,957	3,822	3,937	2,288	2,195
Total Operating Expenses (page 9)	113,535	118,364	122,007	119,512	112,153
Recurring Capital (page 23)	9,140	15,005	13,147	20,937	10,491
Non-Recurring Capital (page 23)	16,907	13,289	10,755	5,141	7,917
Dividends	37,524	37,523	37,523	37,491	37,492
Dividends per Share	0.30	0.30	0.30	0.30	0.30
Balance Sheet Information (as of period end)					
Gross Real Estate Assets (1)	5,737,688	5,778,566	5,792,468	5,216,396	5,497,405
Total Assets	5,222,679	5,126,233	5,157,608	4,738,878	4,883,587
Net Debt (2)	2,213,468	2,103,783	2,102,533	1,530,276	1,793,510
Gross Debt (3)	2,259,387	2,138,696	2,135,015	1,680,884	1,840,824
Ratios					
NOI Margin (4)	61.4%	62.9%	62.1%	62.2%	65.2%
Fixed Charge Coverage Ratio (5)	3.65	4.03	4.16	4.28	4.52
Net Debt (Average) to Adjusted EBITDA (6)	6.51	5.99	5.87	4.82	5.47
Gross Debt / Gross Real Estate Assets (as of period end)	39.4%	37.0%	36.9%	32.2%	33.5%
Normalized FFO Payout Ratio (7)	64.5%	56.6%	57.5%	61.1%	58.5%
AFFO Payout Ratio (8)	85.9%	81.9%	81.2%	106.8%	75.9%

(1) Gross Real Estate Assets includes (i) land, (ii) building and improvements, (iii) intangible lease assets, (iv) construction in progress, and (v) intangible lease origination costs, less (vi) intangible lease liabilities.

(2) Net debt is calculated as the total principal amount of debt outstanding less cash and cash equivalents and discount on bonds payable.

(3) Total Gross Debt includes (i) line of credit and notes payable, and (ii) bonds payable.

(4) NOI margin is calculated as GAAP NOI divided by total GAAP revenues for continuing and discontinued operations.

(5) Fixed charge coverage is calculated as Adjusted EBITDA divided by the sum of interest expense, principal amortization, and capitalized interest.

(6) Net debt is calculated as the quarterly average of principal debt outstanding less cash and cash equivalents and discount on bonds payable. Prior to first quarter 2015, net debt is calculated as of the last day of the quarter. Adjusted EBITDA is annualized for purposes of the calculation.

(7) Calculated as dividends divided by Normalized FFO for the quarter.

(8) Calculated as dividends divided by AFFO for the quarter.

NOTE: This section includes non-GAAP financial measures, which are accompanied by what we consider the most directly comparable financial measures calculated and presented in accordance with GAAP. Quantitative reconciliations of the differences between the non-GAAP financial measures presented and the most directly comparable GAAP financial measures are shown on pages 25, 26 & 27. A description of the non-GAAP financial measures we present and a statement of the reasons why management believes the non-GAAP measures provide useful information to investors about the Company's financial condition and results of operations can be found on page 28.

Supplemental Information - Q3 2015 7

Columbia Property Trust, Inc.

Consolidated Balance Sheet

Unaudited (in thousands)

	As of Period End				
	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014
Assets:					
Real estate assets, at cost:					
Land	$ 1,056,275	$ 849,042	$ 912,035	$ 785,101	$ 789,967
Buildings and improvements	3,970,646	3,687,609	4,083,182	3,686,529	3,676,473
Buildings and improvements, accumulated depreciation	(648,405)	(616,274)	(693,780)	(660,098)	(630,114)
Intangible lease asset	546,503	530,299	608,689	560,890	561,859
Intangible lease asset, accumulated amortization	(266,454)	(264,564)	(316,720)	(313,822)	(302,713)
Construction in progress	45,623	39,777	27,201	17,962	16,479
Real estate assets held for sale	-	512,304	-	-	257,768
Real estate assets held for sale, accumulated depreciation	-	(139,820)	-	-	(46,637)
Total real estate assets	**$ 4,704,188**	**$ 4,598,373**	**$ 4,620,607**	**$ 4,076,562**	**$ 4,323,082**
Cash and cash equivalents	44,823	33,742	31,236	149,790	46,433
Tenant receivables, net of allowance for doubtful accounts	10,818	8,551	10,859	6,945	8,200
Straight line rent receivable	112,750	107,727	121,098	116,489	113,645
Prepaid expenses and other assets	29,636	28,910	29,728	52,143	28,320
Deferred financing costs, less accumulated amortization	13,719	9,811	10,653	8,426	9,334
Intangible lease origination costs	269,130	263,845	326,355	325,154	329,538
Intangible lease origination costs, accumulated amortization	(181,420)	(179,438)	(220,596)	(219,626)	(216,091)
Deferred lease costs	138,880	135,000	147,006	139,584	131,511
Deferred lease costs, accumulated amortization	(39,845)	(37,166)	(39,338)	(36,589)	(34,238)
Investment in development authority bonds	120,000	120,000	120,000	120,000	120,000
Other assets held for sale	-	78,948	-	-	37,484
Other assets held for sale, accumulated amortization	-	(42,070)	-	-	(13,631)
Total assets	**$ 5,222,679**	**$ 5,126,233**	**$ 5,157,608**	**$ 4,738,878**	**$ 4,883,587**
Liabilities:					
Line of credit and notes payable	$ 1,659,387	$ 1,517,696	$ 1,535,015	$ 1,430,884	$ 1,590,824
Bonds payable	600,000	600,000	600,000	250,000	250,000
Discount on bonds payable	(1,096)	(1,171)	(1,246)	(818)	(881)
Accounts payable, accrued expenses, and accrued capital expenditures	110,103	93,144	97,973	106,276	100,911
Deferred income	25,232	22,304	25,688	24,753	26,478
Intangible lease liabilities	150,489	150,994	164,994	159,240	159,241
Intangible lease liabilities, accumulated amortization	(83,736)	(79,607)	(86,922)	(84,935)	(80,043)
Obligations under capital leases	120,000	120,000	120,000	120,000	120,000
Liabilities held for sale	-	31,901	-	-	5,469
Liabilities held for sale, accumulated amortization	-	(3,662)	-	-	(2,432)
Total liabilities	**$ 2,580,379**	**$ 2,451,599**	**$ 2,455,502**	**$ 2,005,400**	**$ 2,169,567**
Equity:					
Common stock	$ 1,245	$ 1,250	$ 1,250	$ 1,249	$ 1,249
Additional paid in capital	4,591,204	4,603,107	4,602,201	4,601,808	4,601,363
Cumulative distributions in excess of earnings	(1,945,731)	(1,928,350)	(1,899,536)	(1,867,611)	(1,886,346)
Other comprehensive loss	(4,418)	(1,373)	(1,809)	(1,968)	(2,246)
Total equity	**$ 2,642,300**	**$ 2,674,634**	**$ 2,702,106**	**$ 2,733,478**	**$ 2,714,020**
Total liabilities and equity	**$ 5,222,679**	**$ 5,126,233**	**$ 5,157,608**	**$ 4,738,878**	**$ 4,883,587**

Supplemental Information - Q3 2015 8

Unaudited (in thousands, except per-share amounts) 9/30/2015 6/30/2015 3/31/2015 12/31/2014 9/30/2014 Revenues: Rental income 107,011$ 112,916$ 112,809$ 105,215$ 104,938$ Tenant reimbursements 22,627 26,519 28,249 24,847 23,861 Hotel income 6,941 6,964 4,993 5,587 6,732 Other property income (1) 332 430 353 413 573 Lease termination income (2) 808 1,295 1,139 1,829 877 Total revenues 137,719$ 148,124$ 147,543$ 137,891$ 136,981$ Operating expenses: Property operating costs 46,538 48,083 49,754 44,766 41,144 Hotel operating costs 5,331 5,147 4,591 4,923 5,039 Asset and property management fees 472 503 397 612 682 Depreciation 32,441 33,813 34,007 30,313 29,980 Amortization 20,276 23,738 23,219 20,625 19,476 Impairment loss on real estate assets - - - 10,148 - General and administrative 6,797 7,080 8,044 8,081 7,836 Acquisition fees and expenses 1,680 - 1,995 44 7,996 Total operating expenses 113,535$ 118,364$ 122,007$ 119,512$ 112,153$ Operating income 24,184$ 29,760$ 25,536$ 18,379$ 24,828$ Other income (expense): Interest expense (20,212) (20,965) (19,684) (17,868) (17,473) Capital lease obligation interest expense (1,800) (1,800) (1,800) (1,800) (1,800) Development authority bond income 1,800 1,800 1,800 1,800 1,800 Interest and other income 8 7 33 60 3 Interest rate swap valuation adjustment - 1,319 1,315 1,322 1,300 Interest expense associated with interest rate swaps - (1,321) (1,321) (1,330) (1,328) Loss on interest rate swaps (1,102) - - - - Loss on early extinguishment of debt (2,672) - (477) (23) - Total other income (expense) (23,978)$ (20,960)$ (20,134)$ (17,839)$ (17,498)$ 206$ 8,800$ 5,402$ 540$ 7,330$ Income tax (expense) benefit (245) (91) 196 (246) (409) (39)$ 8,709$ 5,598$ 294$ 6,921$ Gain on sale of real estate assets 20,182 - - 56,668 18,607 Income from continuing operations 20,143$ 8,709$ 5,598$ 56,962$ 25,528$ Discontinued operations: Operating loss - - - (87) (540) Loss on disposition of discontinued operations - - - (649) - Loss from discontinued operations -$ -$ -$ (736)$ (540)$ 20,143$ 8,709$ 5,598$ 56,226$ 24,988$ 124,359 124,925 124,903 124,868 124,863 0.16$ 0.07$ 0.04$ 0.45$ 0.20$ 124,460 125,017 124,935 124,944 124,938 0.16$ 0.07$ 0.04$ 0.45$ 0.20$ (1) Other property income includes (i) property management fee income, (ii) cafeteria revenue and (iii) fitness center revenue. Supplemental Information - Q3 2015 9 Columbia Property Trust, Inc. Consolidated Statements of Operations (3) Includes nonrecurring fees incurred under the consulting and transition services agreements which were terminated at expiration effective (2) Includes adjustments for straight-line rent related to lease terminations. Net income per share - basic Net income Weighted-average common shares outstanding - basic Weighted-average common shares outstanding - diluted Net income per share - diluted Three Months Ended Income before income tax (expense) benefit and gains on sale of real estate assets Income from continuing operations before gains on sale of real estate assets

Columbia Property Trust, Inc.

Normalized Funds From Operations - NFFO

Unaudited (in thousands, except per-share amounts)

	Three Months Ended				
	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014
Net Operating Income - Cash Basis	**$ 77,212**	**$ 87,068**	**$ 85,001**	**$ 80,940**	**$ 86,125**
Lease termination income (1)	808	1,295	1,139	1,254	(181)
General and administrative (G&A)	(6,797)	(7,080)	(8,044)	(8,081)	(7,836)
Shelf registration costs	-	-	-	-	269
Stock based compensation expense in G&A (2)	896	1,015	1,014	464	488
Straight-line rent receivable write-off in G&A (3)	6	4	6	203	-
Interest expense - cash (net)	(19,058)	(21,370)	(19,927)	(18,410)	(18,017)
Income tax (expense) benefit	(245)	(91)	196	(246)	(409)
Operating loss from discontinued operations - cash basis	-	-	-	(79)	(548)
Recurring capital expenditures (4)	(9,140)	(15,005)	(13,147)	(20,937)	(10,491)
AFFO	**$ 43,682**	**$ 45,836**	**$ 46,238**	**$ 35,108**	**$ 49,400**
AFFO per share (basic)	**$ 0.35**	**$ 0.37**	**$ 0.37**	**$ 0.28**	**$ 0.40**
AFFO per share (diluted)	**$ 0.35**	**$ 0.37**	**$ 0.37**	**$ 0.28**	**$ 0.40**
Additional amortization of lease assets (liabilities) (5)	2,401	2,210	2,742	2,555	931
Straight-line rental income (6)	4,957	3,822	3,937	2,660	3,253
Gain on interest rate swaps	-	1,319	1,315	1,322	1,300
Stock based compensation expense in G&A (2)	(896)	(1,015)	(1,014)	(464)	(488)
Non-cash interest expense (7)	(1,152)	(917)	(1,069)	(758)	(785)
Total other non-cash adjustments	5,310	5,419	5,911	5,315	4,211
Recurring capital expenditures (4)	9,140	15,005	13,147	20,937	10,491
Normalized FFO	**$ 58,132**	**$ 66,260**	**$ 65,296**	**$ 61,360**	**$ 64,102**
Normalized FFO per share (basic)	**$ 0.47**	**$ 0.53**	**$ 0.52**	**$ 0.49**	**$ 0.51**
Normalized FFO per share (diluted)	**$ 0.47**	**$ 0.53**	**$ 0.52**	**$ 0.49**	**$ 0.51**
Weighted-average common shares outstanding - basic	124,359	124,925	124,903	124,868	124,863
Weighted-average common shares outstanding - diluted	124,460	125,017	124,935	124,944	124,938

(1) Effective January 1, 2015, lease termination income is presented on an accrual basis. Prior to that date, lease termination income is presented on a cash basis.

(2) This item represents the noncash impact of compensation expense related to stock grants under our 2013 Long-Term Incentive Plan within general and administrative expense.

(3) Includes adjustments for straight line-rent related to lease terminations within general and administrative expense.

(4) See page 28 of this supplemental report for a description of Recurring Capital Expenditures.

(5) GAAP implicitly assumes that the value of intangible lease assets (liabilities) diminishes predictably over time and, thus, requires these charges to be recognized ratably over the respective lease terms. Such intangible lease assets (liabilities) arise from the allocation of acquisition price related to direct costs associated with obtaining a new tenant, the value of opportunity costs associated with lost rentals, the value of tenant relationships, and the value of effective rental rates of in-place leases that are above or below market rates of comparable leases at the time of acquisition. Like real estate values, market lease rates in aggregate have historically risen or fallen with local market conditions.

(6) Prior to first quarter 2015, adjustments for straight-line rent related to lease terminations were included.

(7) This item represents amortization of financing costs paid in connection with executing our debt instruments, and the accretion of premiums (and amortization of discounts) on certain of our debt instruments. GAAP requires these items to be recognized over the remaining term of the respective debt instrument, which may not correlate with the ongoing operations of our real estate portfolio.

Supplemental Information - Q3 2015 10

Columbia Property Trust, Inc.

Net Operating Income

Unaudited (in thousands)

	Three Months Ended				
	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014
GAAP Basis					
Revenues:					
Rental Income	$ 86,374	$ 87,238	$ 88,030	$ 88,136	$ 87,418
Tenant Reimbursements	20,389	21,635	22,171	21,578	21,173
Hotel Income	6,941	6,964	4,993	5,587	6,732
Other Property Income	324	332	333	369	360
Total Revenues	**$ 114,028**	**$ 116,169**	**$ 115,527**	**$ 115,670**	**$ 115,683**
Operating Expenses:					
Property Operating Costs	(37,855)	(37,961)	(38,481)	(39,301)	(37,314)
Hotel Operating Costs	(5,331)	(5,147)	(4,591)	(4,923)	(5,039)
Total Operating Expenses	**$ (43,186)**	**$ (43,108)**	**$ (43,072)**	**$ (44,224)**	**$ (42,353)**
Net Operating Income GAAP - Same Store	**$ 70,842**	**$ 73,061**	**$ 72,455**	**$ 71,446**	**$ 73,330**
Net Operating Income from:					
Acquisitions (1)	13,778	10,445	10,407	4,323	663
Dispositions (2)	(50)	9,594	8,818	9,964	15,284
Net Operating Income GAAP - Total	**$ 84,570**	**$ 93,100**	**$ 91,680**	**$ 85,733**	**$ 89,277**
Cash Basis					
Revenues:					
Rental Income	$ 82,466	$ 82,895	$ 82,544	$ 83,797	$ 83,218
Tenant Reimbursements	20,389	21,635	22,171	21,578	21,173
Hotel Income	6,941	6,964	4,993	5,587	6,732
Other Property Income	324	332	333	368	360
Total Revenues	**$ 110,120**	**$ 111,826**	**$ 110,041**	**$ 111,330**	**$ 111,483**
Operating Expenses:					
Property Operating Costs	(37,339)	(37,445)	(37,965)	(38,549)	(36,565)
Hotel Operating Costs	(5,331)	(5,147)	(4,591)	(4,923)	(5,039)
Total Operating Expenses	**$ (42,670)**	**$ (42,592)**	**$ (42,556)**	**$ (43,472)**	**$ (41,604)**
Net Operating Income Cash - Same Store	**$ 67,450**	**$ 69,234**	**$ 67,485**	**$ 67,858**	**$ 69,879**
Net Operating Income from:					
Acquisitions (1)	9,812	7,468	7,597	2,414	401
Dispositions (2)	(50)	10,366	9,919	10,668	15,845
Net Operating Income Cash - Total	**$ 77,212**	**$ 87,068**	**$ 85,001**	**$ 80,940**	**$ 86,125**
Reconciliation of GAAP to Cash Net Operating Income					
Net Operating Income GAAP - Total	**$ 84,570**	**$ 93,100**	**$ 91,680**	**$ 85,733**	**$ 89,277**
Less amounts included in GAAP basis rental income:					
Straight-line rental inc. (excluding lease terminations)	(4,957)	(3,822)	(3,937)	(2,288)	(2,195)
Net effect of above/(below) lease market amortization	(2,401)	(2,210)	(2,742)	(2,505)	(957)
Net Operating Income Cash - Total	**$ 77,212**	**$ 87,068**	**$ 85,001**	**$ 80,940**	**$ 86,125**

(1) Includes the following acquisitions: 229 West 43rd Street, 315 Park Avenue South, 1881 Campus Commons, 116 Huntington Avenue, and 650 California Street.
(2) Includes the following dispositions: 170 Park Avenue, 180 Park Avenue, 1580 West Nursery Road, Acxiom, Highland Landmark III, The Corridors III, 215 Diehl Road, 544 Lakeview, Bannockburn Lake III, 550 King Street, Robbins Road, Lenox Park Buildings, 9 Technology Drive, and 7031 Columbia Gateway Drive.

Supplemental Information - Q3 2015 11

Columbia Property Trust, Inc.

Debt Overview

Unaudited ($ in thousands) (at 9/30/2015)

Debt Instrument - Secured	Maturity	Rate	Rate Type	Balance	% of Total Debt
Mortgage Notes					
SanTan Corporate Center	October-16	5.83%	Fixed	$ 39,000	1.7%
221 Main Street	May-17	3.95%	Fixed	73,000	3.2%
263 Shuman Boulevard	July-17	5.55%	Fixed	49,000	2.2%
One Glenlake Parkway	December-18	5.80%	Fixed	29,992	1.3%
650 California Street	July-19	3.60%	Fixed	129,395	5.7%
Market Square	July-23	5.07%	Fixed	325,000	14.4%
Weighted Average / Secured - Mortgage Notes	**5.2 Years**	**4.76%**		**$ 645,387**	**28.5%**

Debt Instrument - Unsecured	Maturity	Rate	Rate Type	Balance	% of Total Debt
Bank Facilities					
$300 Million Bridge Loan (1)	February-16	LIBOR + 110 bps	Floating	$ 300,000	13.2%
$500 Million Revolving Credit Facility (2)	July-19	LIBOR + 100 bps	Floating	264,000	11.7%
$300 Million Term Loan (3)	July-20	LIBOR + 110 bps	Floating	300,000	13.3%
$150 Million Term Loan (4)	July-22	3.52%	Fixed	150,000	6.7%
Weighted Average / Bank Facilities	**3.5 Years**	**1.73%**		**$ 1,014,000**	**44.9%**
Senior Notes					
$250 Million Notes @ 5.875%	April-18	5.88%	Fixed	$ 250,000	11.1%
$350 Million Notes @ 4.150%	April-25	4.15%	Fixed	350,000	15.5%
Weighted Average / Senior Notes	**6.6 Years**	**4.87%**		**$ 600,000**	**26.6%**
Weighted Average / Unsecured	**4.7 Years**	**2.89%**		**$ 1,614,000**	**71.5%**

Weighted Average / Total Debt	**4.8 Years**	**3.43%**		**$ 2,259,387**	**100.0%**

Fixed and Floating Rate Debt Analysis	Weighted Ave Maturity	Weighted Ave Rate - Qtr		Balance	% of Total Debt
Fixed Rate Debt	6.0 Years	4.68%		$ 1,395,387	61.8%
Floating Rate Debt	3.0 Years	1.41%		864,000	38.2%
Total	**4.8 Years**	**3.43%**		**$ 2,259,387**	**100.0%**

(1) The $300 Million Bridge Loan bears interest, at the option of Columbia Property Trust, at either (a) an alternate base rate plus an applicable margin ranging from 0.00% to 0.75% based on credit rating, or (b) LIBOR plus an applicable margin based on five stated pricing levels ranging from 0.90% to 1.75% based on credit rating. This loan carries one six-month extension option.

(2) The Revolving Credit Facility ($500MM) bears interest at a rate based on, at the option of Columbia Property Trust, LIBOR for seven days, one-, two-, three-, or six-month periods, plus an applicable margin ranging from 0.875% to 1.55% based on credit rating, or the alternate base rate which is the greater of (a) Prime Rate, (b) Fed Funds plus 1/2 of 1%, and (c) the Libor Rate plus 1%, plus an applicable margin ranging from 0.00% to 0.55% based on credit rating. This facility carries two six-month extension options.

(3) The $300 Million Term Loan bears interest at a rate based on, at the option of Columbia Property Trust, LIBOR for seven days, one-, two-, three-, or six-month periods, plus an applicable margin ranging from 0.90% to 1.75% based on credit rating, or the alternate base rate which is the greater of (a) Prime Rate, (b) Fed Funds plus 1/2 of 1%, and (c) the Libor Rate plus 1%, plus an applicable margin ranging from 0.00% to 0.75% based on credit rating.

(4) Columbia Property Trust is party to an interest rate swap agreement, which effectively fixes its interest rate on the $150 Million Term Loan at 3.52% per annum and terminates on July 29, 2022. The spread of 1.55% over the swapped rate is based on the company's credit rating. This interest rate swap agreement qualifies for hedge accounting treatment; therefore, changes in fair value are recorded as a market value adjustment to interest rate swap in our consolidated statements of other comprehensive income.

Supplemental Information - Q3 2015 12

Unaudited (at 9/30/2015) Bond Covenant Compliance Metric Actual (9/30/15) Debt to Total Asset Value Ratio Max 60% 38% Interest Coverage Ratio (adjusted EBITDA) Min 1.50x 3.43x Secured Debt to Total Asset Value Ratio Max 40% 11% Maintenance of Total Unencumbered Assets Min 150% 282% Term Loan / Bridge Loan / Revolving Credit Facility Covenant Compliance Metric Actual (9/30/15) Debt to Total Asset Value Ratio Max 60% 40% Interest Coverage Ratio (adjusted EBITDA) Min 1.50x 3.22x Secured Debt to Total Asset Value Ratio Max 40% 11% Unencumbered Asset Coverage Ratio Min 1.66x 2.69x Unencumbered Interest Coverage Ratio Min 1.75x 5.09x Supplemental Information - Q3 2015 13 Columbia Property Trust, Inc. Debt Covenant Compliance

Unaudited ($ in thousands) (at 9/30/2015) Secured Debt Unsecured Debt Unsecured Debt Total Debt % of Weighted Average % of Gross Mortgage Notes Bank Facilities Senior Notes Balance Total Debt Rate - Qtr (1) Real Estate Assets 39,000$ 300,000$ -$ 339,000$ 14.9% 1.90% 5.9% 122,000 - - 122,000 5.4% 4.59% 2.1% 29,992 - 250,000 279,992 12.4% 5.87% 4.9% 129,395 264,000 - 393,395 17.4% 2.24% 6.9% - 300,000 - 300,000 13.3% 1.31% 5.2% - 150,000 - 150,000 6.7% 3.52% 2.6% 325,000 - - 325,000 14.4% 5.07% 5.7% - - 350,000 350,000 15.5% 4.15% 6.1% 645,387$ 1,014,000$ 600,000$ 2,259,387$ 100.0% 3.43% 39.4% 28.5% 44.9% 26.6% Supplemental Information - Q3 2015 14 2016 Columbia Property Trust, Inc. Debt Maturities Maturity Year 2017 2018 2019 2023 2025 % of Total Debt (1) Includes effective rates on variable rate loans swapped to fixed. 2020 2022 Total $0 $100,000 $200,000 $300,000 $400,000 $500,000 $600,000 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 Maturity Schedule Mortgage Debt Bridge Loan Bonds Line of Credit Term Loan 5.87% 1.90% 4.59% 5.07% 2.24% 4.15% 1.31% 3.52%

Columbia Property Trust, Inc.
Property Overview

Unaudited (SF & $ in thousands) (at 9/30/2015)

Property	Market	Ownership %	Secured Debt?	Annualized Lease Revenue (ALR)	% of ALR	ALR / Leased S.F.	Rentable S.F.	Leased S.F.	% Leased
University Circle	San Francisco, CA	100%		$ 34,948	6.9%	$ 78.53	451	445	98.7%
333 Market Street	San Francisco, CA	100%		24,369	4.8%	37.09	657	657	100.0%
650 California Street	San Francisco, CA	100%	Yes	22,795	4.5%	52.64	477	433	90.8%
221 Main Street	San Francisco, CA	100%	Yes	21,059	4.1%	58.34	378	361	95.5%
Subtotal - San Francisco				103,171	20.3%	54.42	1,963	1,896	96.6%
229 West 43rd Street	New York, NY	100%		32,743	6.4%	69.67	481	470	97.7%
222 East 41st Street	New York, NY	100%		28,657	5.6%	80.95	372	354	95.2%
315 Park Avenue South	New York, NY	100%		21,734	4.3%	76.80	328	283	86.3%
Subtotal - New York				83,134	16.3%	75.10	1,181	1,107	93.7%
Market Square (1)	Washington, D.C.	100%	Yes	44,503	8.7%	80.48	687	553	80.5%
80 M Street	Washington, D.C.	100%		13,151	2.6%	52.19	285	252	88.4%
Subtotal - Washington, D.C.				57,654	11.3%	71.62	972	805	82.8%
5 Houston Center	Houston, TX	100%		26,282	5.2%	49.68	581	529	91.0%
Energy Center I	Houston, TX	100%		12,852	2.5%	38.71	332	332	100.0%
515 Post Oak	Houston, TX	100%		4,906	1.0%	27.88	274	176	64.2%
Subtotal - Houston				44,040	8.7%	42.47	1,187	1,037	87.4%
Lindbergh Center	Atlanta, GA	100%		22,003	4.2%	23.04	955	955	100.0%
Three Glenlake Parkway	Atlanta, GA	100%		7,477	1.5%	21.06	355	355	100.0%
One Glenlake Parkway	Atlanta, GA	100%	Yes	6,422	1.3%	25.38	350	253	72.3%
Subtotal - Atlanta				35,902	7.0%	22.97	1,660	1,563	94.2%
International Financial Tower	Northern New Jersey	100%		23,189	4.5%	37.58	630	617	97.9%
Cranberry Woods Drive	Pittsburgh, PA	100%		15,565	3.1%	18.89	824	824	100.0%
South Jamaica Street	Denver, CO	100%		13,064	2.6%	27.33	478	478	100.0%
116 Huntington Avenue	Boston, MA	100%		9,993	2.0%	46.92	271	213	78.6%
Sterling Commerce	Dallas, TX	100%		7,880	1.5%	25.42	310	310	100.0%
Pasadena Corporate Park	Los Angeles, CA	100%		7,486	1.5%	30.06	264	249	94.3%
SanTan Corporate Center	Phoenix, AZ	100%	Yes	6,534	1.3%	25.03	267	261	97.8%
Key Center Tower	Cleveland, OH	100%		35,302	6.9%	32.18	1,325	1,097	82.8%
Key Center Marriott (Hotel)	Cleveland, OH	100%		-	0.0%	-	-	-	0.0%
100 East Pratt	Baltimore, MD	100%		25,752	5.1%	40.17	653	641	98.2%
80 Park Plaza	Northern New Jersey	100%		20,351	4.0%	21.18	961	961	100.0%
800 North Frederick	Suburban Maryland	100%		7,219	1.4%	18.37	393	393	100.0%
263 Shuman Boulevard	Chicago, IL	100%	Yes	6,615	1.3%	18.69	354	354	100.0%
1881 Campus Commons	Washington, D.C.	100%		6,316	1.2%	31.11	244	203	83.2%
Subtotal - Potential Dispositions				101,555	19.9%	27.83	3,930	3,649	92.8%
Total - All Properties				**$ 509,167**	**100.0%**	**$ 39.14**	**13,937**	**13,009**	**93.3%**

(1) On October 28, 2015, CXP entered into a joint venture with a third party and transferred its interest in Market Square to the joint venture. CXP retains a 51% interest in the unconsolidated joint venture. Operational and portfolio information contained in this supplement does not reflect this transaction.

Supplemental Information - Q3 2015 15

Columbia Property Trust, Inc.
Market Summary

Unaudited (SF & $ in thousands) (at 9/30/2015)

Geography	State	Number of Properties	Annualized Lease Revenue (ALR)	% of ALR	Rentable Square Footage	Leased Square Footage	% Leased
San Francisco	CA	4	$ 103,171	20.3%	1,963	1,896	96.6%
New York	NY	3	83,134	16.3%	1,181	1,107	93.7%
Washington, D.C.	DC	2	57,654	11.3%	972	805	82.8%
Houston	TX	3	44,040	8.7%	1,187	1,037	87.4%
Atlanta	GA	3	35,902	7.0%	1,660	1,563	94.2%
Northern New Jersey	NJ	1	23,189	4.5%	630	617	97.9%
Pittsburgh	PA	1	15,565	3.1%	824	824	100.0%
Denver	CO	1	13,064	2.6%	478	478	100.0%
Boston	MA	1	9,993	2.0%	271	213	78.6%
Dallas	TX	1	7,880	1.5%	310	310	100.0%
Los Angeles	CA	1	7,486	1.5%	264	249	94.3%
Phoenix	AZ	1	6,534	1.3%	267	261	97.8%
Potential Dispositions	-	7	101,555	19.9%	3,930	3,649	92.8%
Total		**29**	**$ 509,167**	**100.0%**	**13,937**	**13,009**	**93.3%**

Market Distribution by Annualized Lease Revenue


San Francisco
20.3%
New York
16.3%
Washington, D.C.
11.3%
Houston
8.7%
Atlanta
7.0%
Northern
New Jersey
4.5%
Pittsburgh
3.1%
Denver
2.6%
Boston
2.0%
Dallas
1.5%
Other
22.7%

Supplemental Information - Q3 2015 16

Columbia Property Trust, Inc.

Top 20 Tenants & Tenant Industry Profile

Unaudited (SF & $ in thousands) (at 9/30/2015)

Tenant	Credit Rating (1)	Number of Properties	Annualized Lease Revenue (ALR)	% of ALR	Leased Square Footage	% of Leased Square Footage	Wtg Ave Remaining Lease Term Years (2)
Jones Day	Not Rated	1	$ 28,124	5.5%	353	2.7%	1.1
Wells Fargo Bank N.A.	AA-	3	28,084	5.5%	699	5.4%	9.9
AT&T Corporation/AT&T Services	BBB+	1	22,003	4.3%	955	7.3%	5.3
PSEG Services Corporation	BBB+	1	20,351	4.0%	961	7.4%	14.1
Credit Suisse	A	2	19,473	3.8%	265	2.0%	2.1
Pershing LLC	A+	1	17,457	3.3%	471	3.6%	5.7
Westinghouse Electric Company	BBB	1	15,565	3.1%	824	6.3%	9.7
T Rowe Price Associates Inc.	Not Rated	1	15,411	3.0%	425	3.3%	12.3
Yahoo!	B+	1	13,616	2.7%	193	1.5%	9.8
Keybank National Association	A-	1	13,248	2.6%	478	3.7%	14.8
CH2M Hill, Inc.	Not Rated	1	13,064	2.6%	478	3.7%	2.0
Foster Wheeler	BBB-	1	12,850	2.5%	332	2.6%	2.9
IBM	AA-	3	9,967	2.0%	482	3.7%	0.7
Newell Rubbermaid, Inc.	BBB-	2	8,945	1.8%	411	3.2%	5.1
DLA Piper US, LLP	Not Rated	1	8,087	1.6%	119	0.9%	2.8
Shearman & Sterling	Not Rated	1	7,386	1.5%	93	0.7%	0.5
DocuSign, Inc.	Not Rated	1	7,195	1.4%	107	0.8%	8.8
OfficeMax	B-	1	6,615	1.3%	354	2.7%	1.7
Edison Electric Institute	Not Rated	1	6,021	1.2%	79	0.6%	14.8
Caremark PCS	BBB+	1	5,246	1.0%	207	1.6%	7.3
Subtotal - Top 20			**$ 278,708**	**54.7%**	**8,286**	**63.7%**	**6.7**
All other			230,459	45.3%	4,723	36.3%	5.0
Total			**$ 509,167**	**100.0%**	**13,009**	**100.0%**	**5.9**

Tenant Industry Profile (2)



Services - Legal Services 16.7%
Services - Business Services 14.6%
Fire - Depository Institutions 11.8%
Fire - Security And Commodity Brokers 9.6%
Trans & Util - Electric, Gas, And Sanitary Services 7.8%
Services - Engineering & Management Services 6.2%
Trans & Util - Communication 6.1%
Retail - Miscellaneous Retail 2.6%
Fire - Nondepository Institutions 2.6%
Const. - Heavy Construction, ex. Building 2.5%
Other 19.5%

(1) Credit rating may reflect the credit rating of the parent or a guarantor. Only the Standard & Poor's credit rating has been provided.

(2) Based on Annualized Lease Revenue.

Supplemental Information - Q3 2015 17

Unaudited (SF & $ in thousands) (at 9/30/2015) Expiring Annualized Lease Revenue (ALR) % of ALR Expiring Expiring Rentable Square Footage % of Rentable Square Footage Expiring -$ 0.0% 928 6.7% 1,701 0.3% 146 1.0% 67,736 13.3% 1,304 9.4% 69,318 13.6% 1,905 13.7% 38,693 7.6% 826 5.9% 18,444 3.6% 336 2.4% 33,688 6.6% 865 6.2% 60,647 11.9% 1,814 13.0% 31,152 6.1% 766 5.5% 26,021 5.1% 662 4.7% 11,947 2.4% 222 1.6% 37,288 7.3% 1,188 8.5% 35,604 7.0% 877 6.3% 1,579 0.3% 27 0.2% 15,569 3.1% 433 3.1% 59,780 11.8% 1,638 11.8% 509,167$ 100.0% 13,937 100.0% Supplemental Information - Q3 2015 18 2023 2029+ Total 2024 2025 2026 2027 2028 Columbia Property Trust, Inc. NOTE: Expirations that have been renewed are reflected above based on the renewal expiration date. Vacant 2015 2016 2017 Year 2018 2019 2020 2021 2022 Lease Expiration Schedule 0.3% 13.3% 13.6% 7.6% 3.6% 6.6% 11.9% 6.1% 5.1% 2.4% 7.3% 7.0% 0.3% 3.1% 11.8% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 16.0% 18.0% 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029+ Lease Expiration Schedule % of ALR Expiring

Columbia Property Trust, Inc.

Lease Expiration by Market

Unaudited (in thousands, except square footage & percentages)

	Three Months Ended									
	12/31/15		3/31/16		6/30/16		9/30/16		Total	
Geography	Expiring Square Footage	Expiring ALR (1)	Expiring Square Footage	Expiring ALR (1)	Expiring Square Footage	Expiring ALR (1)	Expiring Square Footage	Expiring ALR (1)	Expiring Square Footage	Expiring ALR (1)
San Francisco	6,873	328	38,005	2,202	122,543	4,884	29,036	1,891	196,457	9,305
New York	-	-	-	-	-	-	69,945	4,731	69,945	4,731
Washington, D.C.	160	4	-	-	107,396	8,523	97,238	5,497	204,794	14,024
Houston	-	-	-	-	-	-	8,150	363	8,150	363
Atlanta	-	-	-	-	-	-	4,213	120	4,213	120
Northern New Jersey	-	-	-	-	-	-	-	-	-	-
Pittsburgh	-	-	-	-	-	-	-	-	-	-
Denver	-	-	-	-	-	-	-	-	-	-
Boston	2,179	94	-	-	-	-	-	-	2,179	94
Dallas	-	-	-	-	-	-	-	-	-	-
Los Angeles	-	-	-	-	-	-	-	-	-	-
Phoenix	-	-	-	-	-	-	-	-	-	-
Potential Dispositions	136,565	1,275	-	-	426,120	8,260	1,190	40	563,875	9,575
Total	**145,777**	**$ 1,701**	**38,005**	**$ 2,202**	**656,059**	**$ 21,667**	**209,772**	**$ 12,642**	**1,049,613**	**$ 38,212**
% of Total Portfolio	**1.0%**	**0.3%**	**0.3%**	**0.4%**	**4.7%**	**4.3%**	**1.5%**	**2.5%**	**7.5%**	**7.5%**

(1) Expiring ALR is calculated as expiring square footage multiplied by the gross rent per square foot of the tenant currently leasing the space.

Supplemental Information - Q3 2015 19

Columbia Property Trust, Inc.

Leasing Summary

Unaudited, Weighted average unless otherwise noted

Renewal Leases	Three Months Ended				
	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014
Number of Leases	4	13	1	6	6
Square Feet of Leasing	18,560	104,705	40,050	189,393	44,986
Lease Term (months)	51	99	52	157	158
Cash Rent Releasing Spread	-5.1%	22.8%	46.6%	-0.8%	40.1%
GAAP Rent Releasing Spread	8.5%	36.7%	69.4%	6.5%	49.5%
Tenant Improvements per Square Foot	11.19	35.01	7.50	91.41	82.84
Leasing Commissions per Square Foot	7.43	16.18	12.00	44.50	3.58
Total per Square Foot	**$ 18.62**	**$ 51.19**	**$ 19.50**	**$ 135.91**	**$ 86.42**
Tenant Improvements per Square Foot per Year of Lease Term	2.61	4.23	1.72	7.01	6.29
Leasing Commissions per Square Foot per Year of Lease Term	1.73	1.96	2.76	3.41	0.27
Total per Square Foot per Year	**$ 4.34**	**$ 6.19**	**$ 4.48**	**$ 10.42**	**$ 6.56**

New Leases (Space Vacant > 1 Year)	Three Months Ended				
	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014
Number of Leases	11	10	4	6	8
Square Feet of Leasing	95,855	22,682	53,924	38,361	71,756
Lease Term (months)	86	81	100	89	93
Tenant Improvements per Square Foot	26.99	27.22	62.88	57.07	56.97
Leasing Commissions per Square Foot	17.59	7.11	18.31	20.20	20.69
Total per Square Foot	**$ 44.58**	**$ 34.33**	**$ 81.19**	**$ 77.27**	**$ 77.66**
Tenant Improvements per Square Foot per Year of Lease Term	3.77	4.03	7.52	7.70	7.37
Leasing Commissions per Square Foot per Year of Lease Term	2.46	1.05	2.19	2.72	2.68
Total per Square Foot per Year	**$ 6.23**	**$ 5.08**	**$ 9.71**	**$ 10.42**	**$ 10.04**

New Leases (Space Vacant < 1 Year) (1)	Three Months Ended				
	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014
Number of Leases	1	5	4	7	1
Square Feet of Leasing	24,591	37,826	136,175	95,711	6,287
Lease Term (months)	134	80	129	103	88
Cash Rent Releasing Spread	8.6%	21.8%	64.3%	6.2%	187.5%
GAAP Rent Releasing Spread	7.6%	33.9%	85.3%	14.6%	225.1%
Tenant Improvements per Square Foot	60.66	37.39	77.07	43.24	53.33
Leasing Commissions per Square Foot	33.11	26.10	35.73	28.42	20.00
Total per Square Foot	**$ 93.77**	**$ 63.49**	**$ 112.80**	**$ 71.66**	**$ 73.33**
Tenant Improvements per Square Foot per Year of Lease Term	5.45	5.62	7.16	5.02	7.27
Leasing Commissions per Square Foot per Year of Lease Term	2.97	3.92	3.32	3.30	2.73
Total per Square Foot per Year	**$ 8.42**	**$ 9.54**	**$ 10.48**	**$ 8.32**	**$ 10.00**

Total Leases	Three Months Ended				
	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014
Number of Leases	16	28	9	19	15
Square Feet of Leasing	139,006	165,213	230,149	323,465	123,029
Lease Term (months)	101	92	113	141	117
Cash Rent Releasing Spread	6.9%	22.5%	61.3%	0.7%	58.7%
GAAP Rent Releasing Spread	7.7%	35.8%	82.7%	8.2%	71.6%
Tenant Improvements per Square Foot	38.37	35.07	65.03	79.44	66.60
Leasing Commissions per Square Foot	22.68	18.27	29.35	39.53	14.15
Total per Square Foot	**$ 61.05**	**$ 53.34**	**$ 94.38**	**$ 118.97**	**$ 80.75**
Tenant Improvements per Square Foot per Year of Lease Term	3.91	4.52	6.30	6.50	6.97
Leasing Commissions per Square Foot per Year of Lease Term	2.45	2.28	2.96	3.30	1.80
Total per Square Foot per Year	**$ 6.36**	**$ 6.80**	**$ 9.26**	**$ 9.80**	**$ 8.77**

(1) Includes executed leases that have not yet commenced for space covered by an existing lease.

Supplemental Information - Q3 2015 20

Unaudited (SF & $ in thousands) (at 9/30/2015) Rentable Leased Percent Square Footage Square Footage Leased As of June 30, 2015 16,260 14,976 92.1% Portfolio Activity (1) Acquisition: 229 West 43rd Street 481 470 97.7% Dispositions: 180 Park Avenue (224) (160) 71.4% 170 Park Avenue (145) - 0.0% 1580 West Nursery Road (315) (315) 100.0% Acxiom (322) (322) 100.0% Highland Landmark III (273) (186) 68.1% The Corridors III (222) (211) 95.0% 215 Diehl Road (162) (162) 100.0% 544 Lakeview (139) (71) 51.1% Bannockburn Lake III (106) - 0.0% Robbins Road (458) (458) 100.0% 550 King Street (490) (490) 100.0% Subtotal 13,885 13,071 94.1% Leasing Activity New Leases (2) 52 312 Lease Expirations/Early Terminations (374) Net Absorption 52 (62) As of September 30, 2015 13,937 13,009 93.3% (1) As of acquisition/disposition date. Supplemental Information - Q3 2015 21 (2) New leasing activity for space that was either vacant at the beginning of the quarter or that became available due to expiration/termination of an existing lease. Columbia Property Trust, Inc. Occupancy Summary 93.3% 92.1% 92.3% 93.3% 93.5% 50% 60% 70% 80% 90% 100% 9/30/15 6/30/15 3/31/15 12/31/14 9/30/14 Percent Leased

Unaudited (SF in thousands) (at 9/30/2015) Rentable Square Footage Leased Square Footage Percent Leased Commenced Occupancy Average Economic Occupancy (1) San Francisco 1,963 1,896 96.6% 95.4% 92.5% New York 1,181 1,107 93.7% 93.7% 86.6% Washington, D.C. 972 805 82.8% 80.1% 69.7% Houston 1,187 1,037 87.4% 84.2% 82.9% Atlanta 1,660 1,563 94.2% 93.4% 88.6% Other Markets 3,044 2,952 97.0% 96.9% 93.7% Potential Dispositions (2) 3,930 3,649 92.8% 89.5% 89.7% Total 13,937 13,009 93.3% 91.7% 88.6% (1) Total square feet of leases that have commenced and the tenant is paying rent divided by total rentable square feet. Monthly average for the current quarter. Supplemental Information - Q3 2015 22 Columbia Property Trust, Inc. Occupancy by Market (1) Property acquired subsequent to quarter end. Unless explicitly stated, operational and portfolio information contained in this supplement does not reflect this (2) Includes the following assets: Key Center Tower, Key Center Marriott, 100 East Pratt, 80 Park Plaza, 800 North Frederick, 263 Shuman Boulevard, and 1881 Campus Commons (see page 15).

Unaudited ($ in thousands) 9/30/2015 6/30/2015 3/31/2015 12/31/2014 9/30/2014 Recurring 2,194$ 2,971$ 2,156$ 4,999$ 3,926$ Non-Recurring 11,594 6,869 3,977 815 1,616 Building Capital 13,788$ 9,840$ 6,133$ 5,814$ 5,542$ Recurring 6,700$ 11,219$ 7,366$ 4,350$ 5,294$ Non-Recurring 2,132 5,745 2,567 7,068 5,685 Tenant Improvements 8,832$ 16,964$ 9,933$ 11,418$ 10,979$ Recurring 750$ 685$ 2,824$ 7,166$ 1,456$ Non-Recurring 2,845 1,167 1,327 1,208 834 Leasing Commissions 3,595$ 1,852$ 4,151$ 8,374$ 2,290$ Recurring (504)$ 130$ 801$ 4,422$ (185)$ Non-Recurring 336 (492) 2,884 (3,950) (218) Other Leasing Costs (168)$ (362)$ 3,685$ 472$ (403)$ Total Recurring 9,140$ 15,005$ 13,147$ 20,937$ 10,491$ Total Non-Recurring 16,907 13,289 10,755 5,141 7,917 Total Capital Expenditures 26,047$ 28,294$ 23,902$ 26,078$ 18,408$ NOTE: See page 28 of this supplemental report for a description of Recurring and Non-Recurring Capital Expenditures. Supplemental Information - Q3 2015 23 Capital Expenditures Three Months Ended Columbia Property Trust, Inc. Capital Expenditure Summary

Unaudited ($ in thousands) (at 10/29/2015) Acquisitions Location Acquisition Date Percent Ownership Purchase Price Rentable Square Footage $ / SF % Leased at Acquisition 229 West 43rd Street New York, NY 8/4/2015 100.0% 516,000$ 481,110 1,073$ 97.7% 315 Park Avenue South New York, NY 1/7/2015 100.0% 372,000 326,812 1,138 93.9% 1881 Campus Commons Reston, VA 1/7/2015 100.0% 64,000 244,565 262 78.0% Subtotal (2 Property Portfolio) 436,000 571,377 763 116 Huntington Avenue Boston, MA 1/8/2015 100.0% 152,000 270,943 561 77.8% 650 California Street San Francisco, CA 9/9/2014 100.0% 310,200 476,592 651 88.1% 221 Main Street San Francisco, CA 4/22/2014 100.0% 228,800 374,598 611 82.8% Total - Acquisitions 1,643,000$ 2,174,620 Dispositions Location Disposition Date Percent Ownership Sale Price Rentable Square Footage $ / SF % Leased at Disposition 180 Park Avenue Northern New Jersey 7/1/2015 100.0% 223,837 71.4% 170 Park Avenue Northern New Jersey 7/1/2015 100.0% 145,000 0.0% 1580 West Nursery Road Baltimore, MD 7/1/2015 100.0% 315,350 100.0% Acxiom Chicago, IL 7/1/2015 100.0% 321,852 100.0% Highland Landmark III Chicago, IL 7/1/2015 100.0% 272,975 68.1% The Corridors III Chicago, IL 7/1/2015 100.0% 221,940 95.0% 215 Diehl Road Chicago, IL 7/1/2015 100.0% 161,865 100.0% 544 Lakeview Chicago, IL 7/1/2015 100.0% 139,218 51.1% Bannockburn Lake III Chicago, IL 7/1/2015 100.0% 106,495 0.0% Robbins Road Boston, MA 7/1/2015 100.0% 458,237 100.0% 550 King Street Boston, MA 7/1/2015 100.0% 490,119 100.0% Subtotal (11 Property Portfolio) 433,250$ 2,856,888 152$ Lenox Park Buildings Atlanta, GA 10/3/2014 100.0% 290,000 1,040,327 279 100.0% 9 Technology Drive Boston, MA 8/22/2014 100.0% 47,000 250,813 187 100.0% 7031 Columbia Gateway Drive Baltimore, MD 7/1/2014 100.0% 59,509 247,624 240 100.0% 200 South Orange Orlando, FL 6/30/2014 100.0% 18,800 128,296 147 100.0% 160 Park Avenue Northern New Jersey 6/4/2014 100.0% 10,200 240,274 42 0.0% Total - Dispositions 858,759$ 4,764,222 Joint Ventures Location Closing Date % Ownership CXP/Partner Contributed Value Rentable Square Footage $ / SF % Leased at Execution Market Square (1) Washington, D.C. 10/28/2015 51% / 49% 595,000$ 687,310 866$ 80.5% Total - Joint Ventures 595,000$ 687,310 Total - Dispositions / Joint Ventures 1,453,759$ 5,451,532 Supplemental Information - Q3 2015 24 (1) Property acquired subsequent to quarter end. Unless explicitly stated, operational and portfolio information contained in this supplement does not reflect this Columbia Property Trust, Inc. Transaction Activity Property Name Property Name Property Name (1) On October 28, 2015, CXP entered into a joint venture with a third party and transferred its interest in Market Square to the joint venture. CXP retains a 51% interest in the unconsolidated joint venture. Operational and portfolio information contained in this supplement does not reflect this transaction.

Columbia Property Trust, Inc.

Adjusted Funds From Operations - AFFO (Reconciliation to Net Income)

Unaudited (in thousands, except per-share amounts)

	Three Months Ended				
	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014
Net Income	**$ 20,143**	**$ 8,709**	**$ 5,598**	**$ 56,226**	**$ 24,988**
Depreciation of real estate assets	32,441	33,813	34,007	30,313	29,980
Amortization of lease-related costs	20,276	23,738	23,219	20,625	19,476
Loss on disposition of real estate assets - discontinued operations	-	-	-	649	-
Gain on sale of real estate assets - continuing operations	(20,182)	-	-	(56,668)	(18,607)
Impairment loss on real estate assets	-	-	-	10,148	-
FFO	**$ 52,678**	**$ 66,260**	**$ 62,824**	**$ 61,293**	**$ 55,837**
Real estate acquisition-related costs	1,680	-	1,995	44	7,996
Shelf registration costs	-	-	-	-	269
Settlement of interest rate swap	1,102	-	-	-	-
Loss on early extinguishment of debt	2,672	-	477	23	-
Normalized FFO	**$ 58,132**	**$ 66,260**	**$ 65,296**	**$ 61,360**	**$ 64,102**
Normalized FFO per share (basic)	**$ 0.47**	**$ 0.53**	**$ 0.52**	**$ 0.49**	**$ 0.51**
Normalized FFO per share (diluted)	**$ 0.47**	**$ 0.53**	**$ 0.52**	**$ 0.49**	**$ 0.51**
Additional amortization of lease assets (liabilities) (1)	(2,401)	(2,210)	(2,742)	(2,555)	(931)
Straight-line rental income (2)	(4,957)	(3,822)	(3,937)	(2,660)	(3,253)
Gain on interest rate swaps	-	(1,319)	(1,315)	(1,322)	(1,300)
Stock based compensation expense in G&A (3)	896	1,015	1,014	464	488
Non-cash interest expense (4)	1,152	917	1,069	758	785
Total other non-cash adjustments	(5,310)	(5,419)	(5,911)	(5,315)	(4,211)
Recurring capital expenditures (5)	(9,140)	(15,005)	(13,147)	(20,937)	(10,491)
AFFO	**$ 43,682**	**$ 45,836**	**$ 46,238**	**$ 35,108**	**$ 49,400**
AFFO per share (basic)	**$ 0.35**	**$ 0.37**	**$ 0.37**	**$ 0.28**	**$ 0.40**
AFFO per share (diluted)	**$ 0.35**	**$ 0.37**	**$ 0.37**	**$ 0.28**	**$ 0.40**
Weighted-average common shares outstanding - basic	124,359	124,925	124,903	124,868	124,863
Weighted-average common shares outstanding - diluted	124,460	125,017	124,935	124,944	124,938

(1) GAAP implicitly assumes that the value of intangible lease assets (liabilities) diminishes predictably over time and, thus, requires these charges to be recognized ratably over the respective lease terms. Such intangible lease assets (liabilities) arise from the allocation of acquisition price related to direct costs associated with obtaining a new tenant, the value of opportunity costs associated with lost rentals, the value of tenant relationships, and the value of effective rental rates of in-place leases that are above or below market rates of comparable leases at the time of acquisition. Like real estate values, market lease rates in aggregate have historically risen or fallen with local market conditions.

(2) Prior to first quarter 2015, adjustments for straight-line rent related to lease terminations were included.

(3) This item represents the noncash impact of compensation expense related to stock granted under our 2013 Long-Term Incentive Plan.

(4) This item represents amortization of financing costs paid in connection with executing our debt instruments, and the accretion of premiums (and amortization of discounts) on certain of our debt instruments. GAAP requires these items to be recognized over the remaining term of the respective debt instrument, which may not correlate with the ongoing operations of our real estate portfolio.

(5) See page 28 of this supplemental report for a description of Recurring Capital Expenditures.

Supplemental Information - Q3 2015 25

Columbia Property Trust, Inc.

Net Operating Income and Same Store Net Operating Income - Cash Basis (Reconciliation to Net Income)

Unaudited (in thousands)

	Three Months Ended				
	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014
Net Income	**$ 20,143**	**$ 8,709**	**$ 5,598**	**$ 56,226**	**$ 24,988**
Interest expense (net)	22,004	22,762	21,469	19,638	19,273
Interest income from development authority bonds	(1,800)	(1,800)	(1,800)	(1,800)	(1,800)
Income tax expense (benefit)	245	91	(196)	246	409
Depreciation	32,441	33,813	34,007	30,313	29,980
Amortization	20,276	23,738	23,219	20,625	19,476
EBITDA	**$ 93,309**	**$ 87,313**	**$ 82,297**	**$ 125,248**	**$ 92,326**
Impairment loss	-	-	-	10,148	-
Gain on sale of real estate assets	(20,182)	-	-	(56,668)	(18,607)
Real estate acquisition-related costs	1,680	-	1,995	44	7,996
Shelf registration costs	-	-	-	-	269
Settlement of interest rate swap	1,102	-	-	-	-
Loss on early extinguishment of debt	2,672	-	477	23	-
Loss on disposition of real estate assets - discontinued operations	-	-	-	649	-
Adjusted EBITDA	**$ 78,581**	**$ 87,313**	**$ 84,769**	**$ 79,444**	**$ 81,984**
General and administrative	6,797	7,080	8,044	8,081	7,836
Shelf registration costs in G&A	-	-	-	-	(269)
Interest rate swap valuation adjustment	-	(1,319)	(1,315)	(1,322)	(1,300)
Interest expense associated with interest rate swaps	-	1,321	1,321	1,330	1,328
Lease termination income (1)	(808)	(1,295)	(1,139)	(1,829)	(877)
Straight line rental income	(4,957)	(3,822)	(3,937)	(2,288)	(2,195)
Net effect of above/(below) market amortization	(2,401)	(2,210)	(2,742)	(2,505)	(957)
Non-cash property operations	-	-	-	(50)	27
Operating loss from discontinued operations - cash basis	-	-	-	79	548
Net Operating Income - Cash Basis	**$ 77,212**	**$ 87,068**	**$ 85,001**	**$ 80,940**	**$ 86,125**
Less Net Operating Income from:					
Acquisitions (2)	(9,812)	(7,468)	(7,597)	(2,414)	(401)
Dispositions (3)	50	(10,366)	(9,919)	(10,668)	(15,845)
Same Store NOI - Cash Basis	**$ 67,450**	**$ 69,234**	**$ 67,485**	**$ 67,858**	**$ 69,879**

(1) Includes adjustments for straight-line rent related to lease terminations.
(2) Includes the following acquisitions: 229 West 43rd Street, 315 Park Avenue South, 1881 Campus Commons, 116 Huntington Avenue, and 650 California Street.
(3) Includes the following dispositions: 170 Park Avenue, 180 Park Avenue, 1580 West Nursery Road, Acxiom, Highland Landmark III, The Corridors III, 215 Diehl Road, 544 Lakeview, Bannockburn Lake III, 550 King Street, Robbins Road, Lenox Park Buildings, 9 Technology Drive, and 7031 Columbia Gateway Drive.

Supplemental Information - Q3 2015 26

Columbia Property Trust, Inc.

Net Operating Income and Same Store Net Operating Income - GAAP Basis (Reconciliation to Net Income)

Unaudited (in thousands)

	Three Months Ended				
	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014
Net Income	$ 20,143	$ 8,709	$ 5,598	$ 56,226	$ 24,988
Interest expense (net)	22,004	22,762	21,469	19,638	19,273
Interest income from development authority bonds	(1,800)	(1,800)	(1,800)	(1,800)	(1,800)
Income tax expense (benefit)	245	91	(196)	246	409
Depreciation	32,441	33,813	34,007	30,313	29,980
Amortization	20,276	23,738	23,219	20,625	19,476
EBITDA	$ 93,309	$ 87,313	$ 82,297	$ 125,248	$ 92,326
Impairment loss	-	-	-	10,148	-
Gain on sale of real estate assets	(20,182)	-	-	(56,668)	(18,607)
Real estate acquisition-related costs	1,680	-	1,995	44	7,996
Shelf registration costs	-	-	-	-	269
Settlement of interest rate swap	1,102	-	-	-	-
Loss on early extinguishment of debt	2,672	-	477	23	-
Loss on disposition of real estate assets - discontinued operations	-	-	-	649	-
Adjusted EBITDA	$ 78,581	$ 87,313	$ 84,769	$ 79,444	$ 81,984
General and administrative	6,797	7,080	8,044	8,081	7,836
Shelf registration costs in G&A	-	-	-	-	(269)
Interest rate swap valuation adjustment	-	(1,319)	(1,315)	(1,322)	(1,300)
Interest expense associated with interest rate swaps	-	1,321	1,321	1,330	1,328
Lease termination income (1)	(808)	(1,295)	(1,139)	(1,829)	(877)
Operating loss from discontinued operations - GAAP basis	-	-	-	29	575
Net Operating Income - GAAP Basis	$ 84,570	$ 93,100	$ 91,680	$ 85,733	$ 89,277
Less Net Operating Income from:					
Acquisitions (2)	(13,778)	(10,445)	(10,407)	(4,323)	(663)
Dispositions (3)	50	(9,594)	(8,818)	(9,964)	(15,284)
Same Store NOI - GAAP Basis	$ 70,842	$ 73,061	$ 72,455	$ 71,446	$ 73,330

(1) Includes adjustments for straight-line rent related to lease terminations.

(2) Includes the following acquisitions: 229 West 43rd Street, 315 Park Avenue South, 1881 Campus Commons, 116 Huntington Avenue, and 650 California Street.

(3) Includes the following dispositions: 170 Park Avenue, 180 Park Avenue, 1580 West Nursery Road, Acxiom, Highland Landmark III, The Corridors III, 215 Diehl Road, 544 Lakeview, Bannockburn Lake III, 550 King Street, Robbins Road, Lenox Park Buildings, 9 Technology Drive, and 7031 Columbia Gateway Drive.

Supplemental Information - Q3 2015 27

Supplemental Information - Q3 2015 28 Columbia Property Trust, Inc. Definitions Funds From Operations (“FFO”): FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), represents net income (computed in accordance with GAAP), plus depreciation of real estate assets and amortization of lease-related costs, excluding gains (losses) on sales of real estate and impairment losses on real estate assets. The Company computes FFO in accordance with NAREIT's definition, which may differ from the methodology for calculating FFO, or similarly titled measures, used by other companies and this may not be comparable to those presentations. We consider FFO an appropriate supplemental performance measure given its wide use by and relevance to investors and analysts. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets, which assume that the value of real estate diminishes predictably over time. Normalized FFO: We calculate Normalized FFO by starting with FFO, as defined by NAREIT, and adjusting for (i) real estate acquisition-related costs, (ii) listing costs, (iii) loss on interest rate swaps and (iv) loss on early extinguishment of debt. Such items create significant earnings volatility. We believe Normalized FFO provides a meaningful measure of our operating performance and more predictability regarding future earnings potential. Normalized FFO is a non-GAAP financial measure and should not be viewed as an alternative measurement of our operating performance to net income; therefore, it should not be compared to other REITs' equivalent to Normalized FFO. EBITDA: EBITDA is defined as net income before interest, taxes, depreciation and amortization. We believe EBITDA is a reasonable measure of our liquidity. EBITDA is a non-GAAP financial measure and should not be viewed as an alternative measurement of cash flows from operating activities or other GAAP basis liquidity measures. Other REITs may calculate EBITDA differently and our calculation should not be compared to that of other REITs. Included in this supplemental report are non-GAAP financial measures, which are accompanied by what we consider the most directly comparable financial measures calculated and presented in accordance with GAAP. These measures include earnings (or components of earnings), as defined, from both continuing operations and discontinued operations. A description of the non-GAAP financial measures we present and a statement of the reasons why management believes the non-GAAP measures provide useful information to investors about the company's financial condition and results of operations can be found below. Adjusted Funds From Operations (“AFFO”): AFFO is calculated by adjusting Normalized FFO to exclude (i) additional amortization of lease assets (liabilities), (ii) straight-line rental income, (iii) gain (loss) on interest rate swaps, (iv) recurring capital expenditures, and adding back (v) stock based compensation expense and (vi) non-cash interest expense. Because AFFO adjusts for income and expenses that we believe are not reflective of the sustainability of our ongoing operating performance, we believe AFFO provides useful supplemental information. AFFO is a non-GAAP financial measure and should not be viewed as an alternative measurement of our operating performance to net income, as an alternative to net cash flows from operating activities or as a measure of our liquidity. Annualized Lease Revenue (“ALR”): ALR is the sum of (i) annualized rental payments (defined as base rent plus operating expense reimbursements, excluding rental abatements) for executed and commenced leases as well as leases executed but not yet commenced for vacant space, and (ii) annualized parking revenues, payable either under the terms of an executed lease or vendor contract. ALR excludes rental payments for executed leases that have not yet commenced for space covered by an existing lease. Adjusted EBITDA: Adjusted EBITDA is defined as net income before interest, taxes, depreciation and amortization and incrementally removing any impairment losses, gains or losses from sales of property, real estate acquisition-related costs, discontinued operations adjustments, or other extraordinary items. We do not include impairment losses in this measure because we feel these types of losses create volatility in our earnings and make it difficult to determine the earnings generated by our ongoing business. We believe adjusted EBITDA is a reasonable measure of our liquidity. Adjusted EBITDA is a non-GAAP financial measure and should not be viewed as an alternative measurement of cash flows from operating activities or other GAAP basis liquidity measures. Other REITs may calculate adjusted EBITDA differently and our calculation should not be compared to that of other REITs. GAAP Net Operating Income (“GAAP NOI”): GAAP NOI is defined as Adjusted EBITDA adjusted for (i) portfolio general and administrative expense, (ii) interest rate swap valuation adjustments, (iii) interest expense associated with interest rates swaps, (iv) GAAP lease termination income, (v) discontinued operations adjustments. The company uses this measure to assess its operating results and believes it is important in assessing operating performance. GAAP NOI is a non- GAAP measure which does not have any standard meaning prescribed by GAAP and therefore may not be comparable to similar measures presented by other companies. Recurring Capital Expenditures: Recurring Capital Expenditures are defined as capital expenditures incurred to maintain the building structure and functionality, and to lease space at our properties in their current condition. Recurring capital expenditures include building capital, tenant improvements, and leasing commissions. This measure excludes capital for first generation leasing and acquisitions. Non-Recurring Capital Expenditures : Non-Recurring Capital Expenditures are defined as capital expenditures incurred to repurpose a building and to lease space to first generation tenants. Capital expenditures that don’t meet the definition of “recurring capital expenditures” are also included in this measure. Same Store Net Operating Income (“Same Store NOI”): Same Store NOI is calculated as the NOI attributable to the properties owned or placed in service during the entire span of the current and prior year reporting periods. We believe Same Store NOI is an important measure of comparison of our stabilized properties’ operating performance. Other REITs may calculate Same Store NOI differently and our calculation should not be compared to that of other REITs. Cash Net Operating Income (“Cash NOI”): Cash NOI is defined as Adjusted EBITDA adjusted for (i) portfolio general and administrative expense, (ii) interest rate swap valuation adjustments, (iii) interest expense associated with interest rates swaps, (iv) GAAP lease termination income, (v) non-cash property operations, (vi) straight-line rental income, (vii) net effect of above/(below) market amortization, and (viii) discontinued operations adjustments. The company uses this measure to assess its operating results and believes it is important in assessing operating performance. Cash NOI is a non-GAAP measure which does not have any standard meaning prescribed by GAAP and therefore may not be comparable to similar measures presented by other companies.